SEVENTH AMENDMENT TO MANUFACTURING AGREEMENT


     This Seventh Amendment made as of July 24, 2000, to Manufacturing Agreement dated December 29, 1989 between SIGNORE, INC., a Delaware corporation ("Seller") and AMERICAN LOCKER SECURITY SYSTEMS, INC., a Delaware corporation ("Buyer").

     WHEREAS, Seller and Buyer are parties to a Manufacturing Agreement dated December 29, 1989, as amended by the First Amendment to Manufacturing Agreement dated as of May 3, 1995, as further amended by the Second Amendment to Manufacturing Agreement dated as of March 15, 1996, as further amended by the Third Amendment to Manufacturing Agreement dated as of May 21, 1996, as further amended by the Fourth Amendment to Manufacturing Agreement dated as of May 20, 1997, as further amended by the Fifth Amendment to Manufacturing Agreement dated as of May 19, 1998, and as further amended by the Sixth Amendment to Manufacturing Agreement dated as of May 13, 1999 (such Manufacturing Agreement, as so amended, the "Amended Agreement");

     WHEREAS, the Amended Agreement by its terms was to have expired on April 30, 2000,

     Whereas, the Seller and the Buyer have extended the term of the Amended Agreement on a month to month basis since April 30, 2000, and

     WHEREAS, Seller and Buyer wish to make certain amendments to the Amended Agreement.

     NOW, THEREFORE, for good and valuable consideration and intending to be legally bound hereby, Seller and Buyer agree as follows:

     1. All defined terms used herein shall have the definitions set forth in the Amended Agreement.

     2. Buyer and Seller acknowledge that as of December 31, 1999, the Remaining Inventory Value of Locker Inventory (as defined in Section 3(f) of the Amended Agreement) was $1,234,745. In accordance with the provisions of Section 3(f) of the Amended Agreement, Seller is obligated to pay Buyer the sum of $119,243, one third of which was paid in June 2000, one third of which is to be paid on July 31, 2000 and one third of which is to be paid on August 30, 2000.

          Such $119,243 payment is calculated as follows:

          Actual Inventory 12/31/99                                 $1,234,745
          Remaining Inventory Value 1/1/99                           1,353,988
                                                                     ---------
          Payment Due from Seller to Buyer                          $  119,243
                                                                     =========



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     3.   Buyer and Seller agree that Locker Inventory determined on a pro forma basis  as of  December  31,  1999 as if all  payments  required  under
          Section 2 hereof had been made as of that date was $1,234,745 (i.e. Remaining Locker Inventory as of January 1, 1999 of $1,353,988 minus the $119,243 payment made by Seller under Section 2 hereof).

     4. Except as expressly provided herein, the Amended Agreement shall remain unamended and in full force and effect.

     WITNESS the due execution hereof.

                                          SIGNORE, INC.


                                          By:      /s/ Alex N. Ditonto
                                                   ----------------------------
                                          Title:   Chairman and Chief Executive
                                                   Officer


                                          AMERICAN LOCKER SECURITY SYSTEMS, INC.


                                          By:      /s/ Edward F. Ruttenberg
                                                   ----------------------------
                                          Title:   Chairman and Chief Executive
                                                   Officer